Bascom Research, LLC Files
Patent Litigation Lawsuits Against
Facebook, Inc. and LinkedIn Corp.

Infringement Alleged on Patents Critical to
Social and Business Networking Technology

Damages and Injunctive Relief Sought

MCLEAN, VA, October 3, 2012 — Bascom Research, LLC, a wholly-owned subsidiary of Lexington Technology Group, Inc., filed patent infringement lawsuits today against five social and business networking companies, including Facebook, Inc. and LinkedIn Corp., in the United States District Court for the Eastern District of Virginia. At issue are several patents that are instrumental to social and business networking technology.

“We strongly believe that Facebook, LinkedIn and the other defendants are infringing our patents,” says Lexington Technology Group CEO Will Rosellini. “Our pioneering technology was patented as early as 2001—long before the advent of Facebook, LinkedIn and other social and business networks—and covers key aspects of online collaboration and relationship linking.”

Earlier this week, Document Security Systems, Inc. (NYSE MKT: DSS), a leader in anti-counterfeit, authentication, and mass–serialization technologies, announced that it has signed a definitive agreement to merge with Lexington Technology Group. The merger is expected to become final in the first quarter of 2013, at which point Bascom Research will become a subsidiary of DSS. More information can be found at www.lex-tg.com.

Document Security Systems and Lexington Technology Group, Inc. will host a conference call on Thursday, October 4 at 4:00 PM to discuss the merger.

•	Time: 4:00 p.m. Eastern Time

•	Date: Thursday, October 4th, 2012

•	Investor Dial In (Toll Free): 877-407-9205

•	Investor Dial In (International): 201-689-8054

•	Live Webcast URL: : http://www.investorcalendar.com/IC/CEPage.asp?ID=169854

A replay of the teleconference will be available until October 24, 2012, which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter account #286 and conference ID # 4013037 to access the replay.

Based in McLean, VA, Bascom Research acquired a patent portfolio of six patents and four pending patent applications related to technology invented by Thomas L. Bascom, who independently developed pivotal technology for use in the telecom and national security sectors. This patented technology has been commercialized by Mr. Bascom’s previous company, LinkSpace, LLC, and is a means of organizing data and relationships, and sharing information in a computer network.

Bascom Research believes defendants are in violation of key patents covering this technology, and is seeking a judgment of infringement, injunctive relief and appropriate damages. Bascom’s innovations cover the manner in which users and application developers on the Facebook platform make connections between “objects” such as photos, people, events and pages – which is the very essence of Facebook’s business.

The patents that are the subject of the lawsuits are:

•	U.S. Patent No. 7,111,232 (“the ‘232 Patent”), entitled Method and system for making document objects available to users of a network

•	U.S. Patent No. 7,139,974 (“the ‘974 Patent”), entitled FRAMEWORK FOR MANAGING DOCUMENT OBJECTS STORED ON A NETWORK

•	U.S. Patent No. 7,389,241 (“the ‘241 Patent”), entitled METHOD FOR USERS OF A NETWORK TO PROVIDE OTHER USERS WITH ACCESS TO LINK RELATIONSHIPS BETWEEN DOCUMENTS

•	U.S. Patent No. 7,158,971 (“the ‘971 Patent”), entitled METHOD FOR SEARCHING DOCUMENT OBJECTS ON A NETWORK

In addition to Facebook, Inc. and LinkedIn Corporation, the other defendants in the case are: Jive Software, Inc., BroadVision, Inc. and Novell, Inc. The cases are:

•	Bascom Research, LLC v. Facebook, Inc., Civil Action No: 1:12-cv-1111-LMB-JFA

•	Bascom Research, LLC v. LinkedIn Corporation., Civil Action No: 1:12-cv-1112-LMB-JFA

•	Bascom Research, LLC v. Novell, Inc., Civil Action No: 1:12-cv-1113-LMB-JFA

•	Bascom Research, LLC v. Jive Software, Inc., Civil Action No: 1:12-cv-1114-LMB-JFA

•	Bascom Research, LLC v. BroadVision, Inc., Civil Action No: 1:12-cv-1115-LMB-JFA

Copies of the summons are available at:

www.lex-tg.com/news/other.html?news_id=71451&year=2012&month=10

ABOUT BASCOM RESEARCH:

Bascom Research, LLC, a wholly owned subsidiary of Lexington Technology Group headquartered in McLean, VA, is a software development company focused on applying computational and data structures to complex data sets in the medical field. Bascom Research is currently engaged in the research and development of radio frequency identification (RFID) software for use in the electronic health records space. Clinical trials are expected to commence in Virginia hospitals in the near future.

ABOUT LEXINGTON TECHNOLOGY GROUP:

Lexington Technology Group invests both expertise and capital in the development and monetization of pioneering technologies. Lexington’s goal is to catalyze technology development within its investments and to reward those who take on the risks of innovation. To that end, Lexington Technology Group plans to invests in companies that have developed important innovations but have not been fairly rewarded by the marketplace, where shareholder value depends on the company’s ability to successfully monetize patented technologies. Its efforts contribute to an intellectual property market in which inventors are better able to profit from their inventions. More information is available at www.lex-tg.com.

ABOUT DOCUMENT SECURITY SYSTEMS:

Document Security Systems, Inc. (NYSE MKT: DSS) is a leader in anti-counterfeit, authentication, and mass-serialization technologies, providing security solutions to corporations, governments, and financial institutions. DSS security programs are designed to protect against product diversion, counterfeit, theft, and other costly and damaging occurrences. From risk analysis and vulnerability assessment, to systems integration and monitoring, DSS offers the advanced tools and knowledge base needed to protect the world’s most valuable and at-risk brands. More information can be found at their website, www.dsssecure.com

Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington Technology Group or the solicitation of any vote or approval. In connection with the proposed transaction, DSS will file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will contain important information about DSS, Merger Sub, Lexington Technology Group, the transaction and related matters. DSS will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Lexington Technology Group when it becomes available. Investors and security holders of DSS and Lexington Technology Group are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of DSS and Lexington Technology Group will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) by contacting Document Security Systems, Inc, Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Investors and security holders of Lexington Technology Group will also be able to obtain free copies of the proxy statement/prospectus for the Merger (when it is available) by contacting Lexington Technology Group Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington Technology Group, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington Technology Group. Information regarding DSS’s directors and executive officers is contained in DSS’s Definitive Proxy Statement on Schedule 14A prepared in connection with its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2012. Information regarding Lexington Technology Group’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the proxy statement/prospectus that will be filed by DSS with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between DSS, Merger Sub and Lexington Technology Group; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; the potential of the combined companies’ technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS’s or the combined company’s securities on the NYSE MKT; market acceptance of DSS products and services; our collective ability to maintain or protect our intellectual property rights through litigation or otherwise; Lexington Technology Group’s limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our ability to license and monetize the patents owned by Lexington Technology Group, including the outcome of the litigation against social networking companies and others; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company’s management and board of directors; and any other statements about DSS’s or Lexington Technology Group’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington Technology Group may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS’s and Lexington Technology Group’s stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS’s or the combined company’s inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS’s products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our inability to license and monetize the patents owned by Lexington Technology Group, including the outcome of the litigation against social networking companies and others; and other risks and uncertainties more fully described in DSS’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each as filed with the SEC, as well as the other filings that DSS makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Investor Relations for Document Security Systems:
Century IR.com
212-776-1030

Media Relations for Lexington Technology Group:

Jamie Diaferia
Infinite PR
212-687-0935
jdiaferia@infinitepr.com